Exhibit 99.1

420 Lexington Avenue  •  New York, NY  10170  •  (212) 869-3000  •  FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000
sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS FOURTH QUARTER AND YEAR-END 2005 RESULTS

NEW YORK, February 23, 2006 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and twelve months ended December 31, 2005.

Total rental revenues for the fourth quarter of 2005 were $108.2 million as compared with $124.1 million in the fourth quarter of 2004. Net income available to common stockholders was $25.6 million, or $0.24 per diluted share, in the fourth quarter of 2005 compared with $28.8 million, or $0.27 per diluted share, in the fourth quarter of 2004. Funds from operations (FFO) for the fourth quarter of 2005 was $44.6 million, or $0.41 on a diluted per share basis ($0.01 per diluted share above First Call Consensus FFO estimates), compared with $51.6 million, or $0.49 on a diluted per share basis, in the fourth quarter of 2004. A reconciliation of net income to FFO is presented in the attached table.

Total rental revenues for the year ended December 31, 2005 were $476.7 million as compared with $481.2 million for the year ended December 31, 2004. Net income available to common stockholders was $289.5 million, or $2.71 per diluted share, in 2005 compared with $113.3 million, or $1.10 per diluted share, in 2004. FFO for 2005 was $187.7 million, or $1.76 on a diluted per share basis ($0.01 per diluted share above First Call Consensus FFO estimates), compared with $210.3 million, or $2.04 on a diluted per share basis, in 2004. Net income available to common stockholders for 2005 includes a gain on sale of real estate of $1.75 per diluted share related to the Galileo Transactions completed during the third quarter of 2005. In addition, net income available to common stockholders and FFO for 2005 include charges of $0.17 per diluted share related to the Galileo Transactions and the redemption of all $250.0 million of the Company’s previously outstanding 5.875 percent senior unsecured notes that were due June 15, 2007 during the third quarter of 2005.

Portfolio Review

At the end of the fourth quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 93.0 percent leased. The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 91.1 percent leased as of December 31, 2005.

During the fourth quarter, 198 new leases, aggregating approximately 829,000 square feet, were signed at an average annual base rent (ABR) of $11.19 per square foot. Also during the quarter, 277 renewal leases, aggregating approximately 981,000 square feet, were signed at an average ABR of $11.93 per square foot, an increase of approximately 7.7 percent over the expiring leases. During 2005, the Company executed a total of 1,470 new and renewal leases aggregating approximately 7.1 million square feet, including 657 new leases, totaling approximately 3.7 million square feet, which were signed at an average ABR of $9.79 per square foot and 813 renewal leases, totaling approximately 3.4 million square feet, which were signed at an average ABR of $10.43 per square foot, an increase of approximately 6.8 percent over the expiring leases.

During the fourth quarter, the Company completed the redevelopment of ten shopping centers (including two joint venture redevelopment projects) and added 11 projects to its redevelopment pipeline, increasing the pipeline to 46 redevelopment projects (including joint venture redevelopment and outparcel development projects), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $283.8 million.

Acquisitions and Dispositions

During the fourth quarter of 2005, the Company acquired, including through co-investments with its joint venture partners, 18 shopping centers and a vacant building adjacent to a shopping center owned by the Company and currently under redevelopment. The properties totaled approximately 3.2 million square feet of GLA, as well as approximately 62 acres (owned by NPK Redevelopment I, LLC, as described below), and were acquired for an aggregate purchase price of approximately $370.1 million. During 2005, the Company acquired, including through co-investments with its joint venture partners, an aggregate of 28 shopping centers; two vacant buildings adjacent to shopping centers owned by the Company and currently under redevelopment; a shopping center currently being de-malled; the remaining 90 percent interests in two shopping centers in which the Company owned the other 10 percent interests; and six land parcels for an aggregate purchase price of approximately $692.0 million. The properties totaled approximately 5.3 million square feet of GLA and approximately 171 acres. Acquisitions completed during the fourth quarter are summarized below:

Company Portfolio (aggregate purchase price of approximately $61.1 million)

•                  On October 3, 2005, the Company acquired a 13,000 square foot vacant building located in Savannah, Georgia immediately adjacent to Victory Square, a shopping center owned by the Company and currently under redevelopment, for approximately $790,000.

•                  On November 3, 2005, the Company acquired Western Hills Plaza, a 430,399 square foot shopping center located in Cincinnati, Ohio and anchored by Bed Bath & Beyond, Old Navy, Sears, Staples and T.J. Maxx, for approximately $45.6 million. The property is across the street from Western Village, a recently redeveloped shopping center also owned by the Company.

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•                  On December 21, 2005, the Company acquired Southland Shopping Center, a 291,221 square foot shopping center located in Toledo, Ohio and anchored by A.J. Wright, Big Lots, Kroger and Sears Hardware, for approximately $14.8 million.

CA New Plan Acquisition Fund, LLC (aggregate purchase price of approximately $28.3 million)

•                  On December 21, 2005, CA New Plan Acquisition Fund, LLC, a joint venture in which the Company holds a 10 percent interest, acquired two shopping centers, Great Eastern Shopping Plaza and Miracle Mile Shopping Plaza, both located in the Toledo, Ohio market, for an aggregate of approximately $28.3 million. Great Eastern Shopping Plaza is a 339,878 square foot shopping center located in Northwood, Ohio and anchored by Aldi, Value City Department Store and Value City Furniture, and Miracle Mile Shopping Plaza is a 296,396 square foot shopping center located in Toledo, Ohio and anchored by Big Lots, Kroger and T.J Maxx.

Galileo America LLC (aggregate purchase price of approximately $127.6 million)

•                  On November 10, 2005, Galileo America LLC, a joint venture in which the Company holds a 5 percent interest, acquired a portfolio of five shopping centers located in the Cleveland, Ohio market for an aggregate of approximately $96.9 million. The portfolio includes: Southland Shopping Center, a 707,456 square foot shopping center located in Middleburg Heights, Ohio and anchored by BJ’s Wholesale Club, Burlington Coat Factory, Giant Eagle and Marc’s; Southland South, a 56,170 square foot shopping center located in Middleburg Heights, Ohio and anchored by Laser Adventure; Tops Plaza, a 70,003 square foot shopping center located in North Olmstead, Ohio and anchored by Tops Market; Tops Plaza, a 60,830 square foot shopping center located in North Ridgeville, Ohio and anchored by Tops Market; and Streetsboro Crossing, a 77,900 square foot shopping center located in Streetsboro, Ohio and anchored by Lowe’s (non-owned), Target (non-owned) and Tops Market.

•                  On November 10, 2005, Galileo America LLC acquired Ladera, a 126,012 square foot shopping center located in Albuquerque, New Mexico and anchored by Brooks, Dollar Tree and Great Wall Buffet, for approximately $13.8 million. The seller was CA New Plan Venture Fund, LLC, a joint venture in which the Company holds a 10 percent interest.

•                  On December 19, 2005, Galileo America LLC acquired Stop & Shop Plaza, a 112,765 square foot shopping center located in Enfield, Connecticut and anchored by Stop & Shop, for approximately $16.9 million, including approximately $8.3 million of assumed mortgage indebtedness.

NP/I&G Institutional Retail Company, LLC (aggregate purchase price of approximately $123.1 million)

•                  On November 1, 2005, NP/I&G Institutional Retail Company, LLC, a joint venture with JPMorgan Fleming Asset Management in which the Company holds a 20 percent interest, acquired Phase II of Conyers Crossroads, a 125,719 square foot shopping center located in Conyers, Georgia and anchored by Belk’s, for approximately $13.0 million. Phase I of the property was acquired on March 22, 2004 and totals 333,250 square feet.

•                  On November 10, 2005, NP/I&G Institutional Retail Company, LLC acquired The Plaza at EastChase and The Shoppes at EastChase, which are located contiguously in Montgomery, Alabama, for an aggregate purchase price of approximately $91.7 million, including the issuance of approximately $15.0 million of limited partner units in a partnership controlled by the Company and approximately $33.2 million of assumed mortgage indebtedness. The Plaza at Eastchase is a 112,285 square foot shopping center anchored by Cost Plus World Market, Kohl’s (non-owned), PetsMart, Pier 1 Imports, Ross Dress for Less and Target (non-owned), and The Shoppes at Eastchase is a 246,952 square foot lifestyle center anchored by Abercrombie & Fitch, Ann Taylor, Banana Republic, Books-A-Million, Dillard’s (non-owned), Gap and Linens ‘n Things.

•                  On November 29, 2005, NP/I&G Institutional Retail Company, LLC acquired Rolling Meadows, a 130,436 square foot shopping center located in Rolling Meadows, Illinois and anchored by Jewel-Osco, for approximately $18.3 million.

NPK Redevelopment I, LLC (aggregate purchase price of approximately $30.0 million)

•                  On October 7, 2005, the Company closed under a joint venture with Kmart Corporation (Sears Holding Corp.), pursuant to which the joint venture will redevelop three Kmart Supercenter properties formerly owned by Kmart, totaling approximately 62 acres and located in the Memphis, Tennessee market. The properties include Stateline Square, located in South Haven, Mississippi; Germantown Square, located in Cordova, Tennessee; and Riverdale Square, located in North Memphis, Tennessee. The Company has a 20 percent interest in the joint venture and will be responsible for redevelopment, management and leasing of the properties. The joint venture was valued at an aggregate of $30.0 million.

On February 2, 2006, the Company formed a second strategic joint venture with JPMorgan Fleming Asset Management to acquire high-quality institutional grade community and neighborhood shopping centers on a nationwide basis. The joint venture, which is called NP/I&G Institutional Retail Company II, LLC, has an equity commitment of $150.0 million based on a 20 percent / 80 percent contribution split between the Company and a fund advised by JPMorgan Fleming Asset Management, respectively. As the managing member, the Company will be responsible for initiating acquisitions, as well as providing property management and leasing services.

During the fourth quarter of 2005, the Company generated an aggregate of approximately $79.2 million of proceeds through the sale of nine properties and one land parcel. Properties sold during the quarter include Northland, a 132,032 square foot shopping center located in Watertown, New York; Windsor Village, a 114,776 square foot shopping center located in Austin, Texas; Victorian Square, a 271,235 square foot shopping center located in Midlothian, Virginia; Valley Fair Mall, a 607,075 square foot enclosed regional mall located in West Valley City, Utah; Valley Fair Apartments, comprised of 16 units and located adjacent to Valley Fair Mall in West Valley City, Utah; 0.7 acres of land at Kentwood in Kentwood, Michigan; The Pines, a 179,039 square foot shopping center located in Pineville, Louisiana and sold to CA New Plan Acquisition Fund, LLC; Northshore West, a 144,982 square foot shopping center located in Houston, Texas and sold to CA New Plan Acquisition Fund, LLC; Ladera, a 126,012 square foot shopping center located in Albuquerque, New Mexico and sold by CA New Plan Venture Fund, LLC to Galileo America LLC; and Lady’s Island, a 60,687 square foot shopping center located in Beaufort, South Carolina and sold by Galileo America LLC. During 2005, the Company generated an aggregate of approximately $1.1 billion of proceeds through the sales of properties to joint ventures, the culling of non-core and non-strategic properties and the disposition of certain properties and land parcels held through joint ventures.

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Balance Sheet Position

As of December 31, 2005, the Company had total book assets of approximately $3.4 billion and a total debt / undepreciated book value ratio of 43.9 percent. The Company’s debt for the three months ended December 31, 2005 had an overall weighted average current interest rate of 6.0 percent and a weighted average maturity of 7.8 years. Approximately 81 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.

Dividend

For the first quarter of 2006, the Company’s Board of Directors declared a cash dividend of $0.3125 per common share (CUSIP #648053106). On an annualized basis, this is the equivalent of $1.25 per share. The dividend is payable on April 17, 2006 to common stockholders of record on April 3, 2006. The Company’s shares go ex-dividend on March 30, 2006. The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on April 3, 2006, payable on April 17, 2006. In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on April 3, 2006, payable on April 17, 2006.

Management Comment

“During 2005, we increased our assets under management by 72 properties and 9 million square feet. We also created financial flexibility with a stronger balance sheet, free cash flow and additional private capital sources. In addition, new business transactions with our major retailers demonstrated our ability to use our infrastructure to maximize value. We look forward to the year to come,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call

The Company will be hosting a teleconference on Thursday, February 23, 2006 at 2:00 PM ET. The teleconference can be accessed by dialing 1-800-510-9834 (International: 1-617-614-3669) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #16907596. A replay of the teleconference will be available through midnight ET on March 2, 2006 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #10952605.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports. These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

Annual Meeting of Shareholders

The Company’s Board of Directors has scheduled the 2006 Annual Meeting of Shareholders for Tuesday, May 16, 2006 at 9:00 AM ET. The meeting will be held at the Harvard Club of New York City, The West Rooms, 35 West 44th Street, New York, NY 10036. The record date for determination of shareholders entitled to vote is March 6, 2006.

New Plan is one of the nation’s largest real estate companies, focusing on the ownership, management and development of community and neighborhood shopping centers. The Company operates as a self-administered and self-managed REIT, with a national portfolio of 476 properties, including 165 properties held through joint ventures, and total assets of approximately $3.4 billion. The properties are strategically located across 39 states and include 458 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 66.1 million square feet of gross leasable area, and 18 related retail real estate assets, with approximately 1.2 million square feet of gross leasable area. For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the Company’s results.

-financial tables follow-

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and footnotes)

	Three Months Ended		Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Rental Revenues:
Rental income	$83,149	$98,123	$370,447	$379,423
Percentage rents	926	1,147	5,865	6,061
Expense reimbursements	24,161	24,809	100,425	95,762
TOTAL RENTAL REVENUES	108,236	124,079	476,737	481,246

Rental Operating Expenses:
Operating costs	18,498	22,843	78,282	82,128
Real estate taxes	16,738	15,383	66,317	60,528
Provision for doubtful accounts	2,150	2,329	11,356	8,898
TOTAL RENTAL OPERATING EXPENSES	37,386	40,555	155,955	151,554

NET OPERATING INCOME (1)	70,850	83,524	320,782	329,692

Other Income:
Fee income	4,804	832	10,957	4,797
Interest, dividend and other income	652	932	4,225	3,525
Equity in income of unconsolidated ventures	2,160	410	4,045	1,513
TOTAL OTHER INCOME	7,616	2,174	19,227	9,835

Other Expenses:
Interest expense	22,980	26,967	118,042	106,054
Depreciation and amortization	20,365	23,128	91,172	87,178
General and administrative	7,780	4,738	27,921	19,385
TOTAL OTHER EXPENSES	51,125	54,833	237,135	212,617

Income before real estate sales, impairment of real estate and minority interest	27,341	30,865	102,874	126,910
(Loss) gain on sale of real estate (2)	(34)	—	186,908	1,217
Impairment of real estate	—	—	(859)	(43)
Minority interest in income of consolidated partnership and joint ventures	(178)	86	(5,953)	(853)
INCOME FROM CONTINUING OPERATIONS	27,129	30,951	282,970	127,231

Discontinued Operations:
Results of discontinued operations	655	1,726	5,567	7,936
Gain (loss) on sale of discontinued operations (3) (4) (5)	3,111	1,509	17,787	(1,139)
Impairment of real estate held for sale	—	—	—	(88)
INCOME FROM DISCONTINUED OPERATIONS	3,766	3,235	23,354	6,709

NET INCOME	$30,895	$34,186	$306,324	$133,940

Preferred dividends	(5,480)	(5,462)	(21,888)	(21,470)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – BASIC	25,415	28,724	284,436	112,470
Minority interest in income of consolidated partnership	178	44	5,070	796
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS – DILUTED	$25,593	$28,768	$289,506	$113,266

Net income per common share – basic	$0.24	$0.28	$2.75	$1.11
Net income per common share – diluted	0.24	0.27	2.71	1.10

Funds from operations: (6)
Net income available to common stockholders – diluted	$25,593	$28,768	$289,506	$113,266
Deduct:
Minority interest in income of consolidated partnership, excluding gain allocation	(178)	(44)	(714)	(796)
Net income available to common stockholders – basic	25,415	28,724	288,792	112,470
Add:
Depreciation and amortization:
Continuing operations real estate assets	20,365	23,128	91,172	87,178
Discontinued operations real estate assets	385	733	2,404	3,400
Pro rata share of joint venture real estate assets	1,592	493	3,732	1,629
Deduct:
Loss (gain) on sale of real estate (2) (7)	34	—	(186,908)	(1,217)
(Gain) loss on sale of discontinued operations (4) (7)	(3,024)	(1,509)	(11,818)	5,622
Pro rata share of joint venture (gain) loss on sale of real estate (7)	(366)	—	(406)	433
FUNDS FROM OPERATIONS – BASIC	44,401	51,569	186,968	209,515
Add:
Minority interest in income of consolidated partnership, excluding gain allocation	178	44	714	796
FUNDS FROM OPERATIONS – DILUTED	$44,579	$51,613	$187,682	$210,311

Funds from operations per share – basic	$0.43	$0.50	$1.81	$2.08
Funds from operations per share – diluted	0.41	0.49	1.76	2.04

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	Three Months Ended		Twelve Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Funds from operations – diluted	$44,579	$51,613	$187,682	$210,311
Add:
Impairment of real estate	—	—	859	43
Impairment of real estate held for sale	—	—	—	88
FUNDS FROM OPERATIONS – DILUTED (prior calculation)	$44,579	$51,613	$188,541	$210,442

Funds from operations per share – diluted (prior calculation)	$0.41	$0.49	$1.76	$2.04

Weighted average common shares outstanding – basic	104,094	102,684	103,393	100,894
ERP partnership units	2,683	1,651	2,337	1,394
Options and contingently issuable shares	1,015	1,117	1,003	1,057
Convertible debt	—	—	35	—
Restricted stock	50	—	66	—
Weighted average common shares outstanding – diluted	107,842	105,452	106,834	103,345

(1) Net operating income (“NOI”) is provided here as a supplemental measure of operating performance. NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare. NOI should not, however, be considered as an alternative to net income (calculated in accordance with generally accepted accounting principles (“GAAP”)) as an indicator of the Company’s financial performance.

(2) For the twelve months ended December 31, 2004, balance includes approximately $1.217 million of previously deferred gain incurred in connection with the Company’s sale of 70 percent of its interest in Arapahoe Crossings, L.P. in 2003.

(3) For the twelve months ended December 31, 2004, balance includes approximately $3.876 million of previously deferred gain incurred in connection with the Company’s sale of 21.5 acres of land at The Mall at 163rd Street in 2003.

(4) For the twelve months ended December 31, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest. Balance also includes approximately $140,000 of final distributions from Benbrooke Ventures.

(5) For the twelve months ended December 31, 2005, balance includes approximately $2.295 million, which represents the Company’s gain on the sale of its ownership interest in BPR West, L.P., a joint venture in which the Company previously held a 50 percent interest.

(6) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO. This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO. Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO. The Company presents FFO in accordance with NAREIT’s revised guidance. To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare. The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historic operational performance and because it excludes other times included in the revised calculation of FFO such as impairments, which also do not relate to and are not indicative of the Company’s operating performance. FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(7) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-K for the year ended December 31, 2005 should be read in conjunction with the above information.

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